As filed with the Securities and Exchange
Commission on July 21, 1997                                    REGISTRATION NO.
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ---------------

                     NEW HAMPSHIRE THRIFT BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         DELAWARE                                        02-0430695
(STATE OR OTHER JURISDICTION OF                      (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NO.)

                                  9 MAIN STREET
                          NEWPORT, NEW HAMPSHIRE 03773
                                 (603) 863-5772
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------

                      NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                             1996 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLAN)
                                 ---------------

                                Stephen W. Ensign
                      President and Chief Executive Officer
                      New Hampshire Thrift Bancshares, Inc.
                                  9 Main Street
                          Newport, New Hampshire 03773
                                 (603) 863-5772


                                    Copy to:


                            Richard A. Schaberg, Esq.
                             Thacher Proffitt & Wood
                         1500 K Street, N.W., Suite 200
                              Washington, DC 20005
                                 (202) 347-8400
     (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER AND AREA CODE,
                              OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
Title of Securities to be      Amount to be Registered(1)   Proposed Maximum Offering      Proposed Maximum            Amount of
Registered                                                     Price Per Share (2)    Aggregate Offering Price (2)  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value        168,950 shares                   -----                 $2,542,759                $  775
====================================================================================================================================

(1) Based on the number of shares of common stock of New Hampshire Thrift Bancshares, Inc. ("NHTB") reserved for issuance upon exercise of options granted pursuant to the New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan ("Plan"). In addition to such shares, this registration statement also covers an undetermined number of shares of common stock of NHTB that, by reason of certain events specified in the Plan, may become issuable upon exercise of options through the application of certain anti-dilution provisions.

(2) Estimated solely for purpose of calculating the registration fee in accordance with Rule 457 of the Securities Act of 1933, pursuant to which 48,000 shares subject to outstanding options are deemed to be offered at $12.50 per share, the price at which such options may be exercised and the remaining 120,950 shares that may be acquired upon exercise of options granted in the future are deemed to be offered at $16.0625 per share, the average of the daily high and low sales prices of common stock of NHTB on the NASDAQ Stock Market at the close of trading on July 18, 1997.


================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


ITEM 1.  PLAN INFORMATION.

                  Not required to be filed with the Securities and Exchange Commission (the "Commission").


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

                  Not required to be filed with the Commission.


                  Note: The document containing the information specified in this Part I will be sent or given to employees as specified by Rule 428(b)(1). Such document need not be filed with the Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended ("Securities Act").


                                     PART II


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents and information heretofore filed with the Commission by the Registrant (File No. 0-17859) are incorporated by reference in this registration statement:

         (1) the Registrant's Registration Statement on Form S-4 (Registration No. 333-12645) as amended, which was filed with the Commission pursuant to the Securities Act of 1933, as amended;

         (2) the description of the Registrant's Common Stock (the "Common Stock") contained in the Registrant's Registration Statement on Form 8-A, as amended, which was filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act");

         (3) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 1996;

         (4) The Registrant's Current Report on Form 8-K, filed with the Commission on January 22, 1997;

         (5) The Proxy Statement for the Annual Meeting of Shareholders held on April 9, 1996 and the joint proxy statement and prospectus for the Special Meeting of Shareholders held December 19, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the date of the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

                  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law ("DGCL"), INTER ALIA, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him, and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

         Article IX of the Certificate of Bylaws of New Hampshire Thrift Bancshares, Inc. ("NHTB" or the "Registrant") provides, among other things, that NHTB shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, whether civil, criminal, administrative, arbitrative or investigate (other than an action by or in the right of NHTB) by reason of the fact that he or she is or was a director, officer, trustee, employee or agent of NHTB, or is or was serving at the request of NHTB as a director, officer, trustee, employee or agent of another corporation, association, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, and any appeal therein, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NHTB, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         NHTB shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, and any appeal therein, and against amounts paid in settlement by or in the right of NHTB to procure a judgment in its favor by reason of the fact he is or was a director, officer, trustee, employee or agent of NHTB, or is or was serving at the request of NHTB as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit, or proceeding, and any appeal therein, and against amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of NHTB; PROVIDED, HOWEVER, that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to NHTB or against amounts paid in settlement unless and only to the extent that there is a determination that despite the adjudication of liability or the settlement, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses or amounts paid in settlement.

         Article IX also empowers NHTB to purchase and maintain insurance to protect itself and its directors and officers, among other things, against any liability, regardless of whether or not

NHTB would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Bylaws.



ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                  Not Applicable.


ITEM 8.  EXHIBITS.

                  4.1 New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan.

                  4.2 Form of Stock Option Agreement pursuant to the New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan.

                  4.3 Certificate of Incorporation of New Hampshire Thrift Bancshares, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-12645).

                  4.4 By-Laws of New Hampshire Thrift Bancshares, Inc., incorporated by reference to the Registrant's Registration Statement on Form S-4, as amended (Registration No. 333-12645).

                  5.1 Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered.

                  23.1     Consent of Thacher Proffitt & Wood (included in
                           Exhibit 5 hereof).

                  23.2     Consent of Shatswell MacLeod & Co.


ITEM 9.  UNDERTAKINGS.

         A. RULE 415 OFFERING. The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
Section 10(a)(3) of the Securities Act;

                           (ii)     To reflect in the prospectus any facts or
events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii)    To include any material information with
respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
(a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         C. INCORPORATED ANNUAL AND QUARTERLY REPORTS. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. FILING OF REGISTRATION STATEMENT ON FORM S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the State of New Hampshire on June 12, 1997.

                                       NEW HAMPSHIRE THRIFT BANCSHARES, INC.
                                       (Registrant)


                                       By: /s/ Stephen W. Ensign
                                           -------------------------
                                           Stephen W. Ensign
                                           President and Chief Executive Officer

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
 /s/ Stephen W. Ensign                           President and Chief Executive Officer                July 12, 1997
----------------------------------------------   (Principal Executive Officer) and Director
Stephen W. Ensign

 /s/ John J. Kiernan                             Chairman of the Board and Director                   July 12, 1997
----------------------------------------------
John J. Kiernan

 /s/ Stephen R. Theroux                          Director, Executive Vice President and               July 12, 1997
----------------------------------------------   Chief Financial Officer (Principal
Stephen R. Theroux                               Financial and Accounting Officer)

 /s/ Leonard R. Cashman                          Director                                             July 12, 1997
----------------------------------------------
Leonard R. Cashman

/s/ Ralph B. Fifield, Jr.                        Director                                             July 12, 1997
----------------------------------------------
Ralph B. Fifield, Jr.

 /s/ John A. Kelly, Jr.                          Director                                             July 12, 1997
----------------------------------------------
John A. Kelly, Jr.

 /s/ Peter R. Lovely                             Director                                             July 12, 1997
----------------------------------------------
Peter R. Lovely

 /s/ Dennis A. Morrow                            Director                                             July 12, 1997
----------------------------------------------
Dennis A. Morrow



                  SIGNATURE                                         TITLE                              DATE
                  ---------                                         -----                              ----
 /s/ Jack H. Nelson                              Director                                             July 12, 1997
----------------------------------------------
Jack H. Nelson

 /s/ Priscilla W. Ohler                          Director                                             July 12, 1997
----------------------------------------------
Priscilla W. Ohler

 /s/ Kenneth D. Weed                             Director                                             July 12, 1997
----------------------------------------------
Kenneth D. Weed



                                                   EXHIBIT INDEX

EXHIBIT
NUMBER                                              DESCRIPTION                                            PAGE NO.
------                                              -----------                                            --------

    4.1   New Hampshire Thrift Bancshares, Inc. 1996 Stock Option Plan....................................
    4.2   Stock Option Agreement pursuant to the New Hampshire Thrift Bancshares,
            Inc. 1996 Stock Option Plan...................................................................
    4.5   Certificate of Incorporation of New Hampshire Thrift Bancshares, Inc.,
            incorporated by reference to the Registrant's Statement on Form S-4
            (Registration No. 333-12645), which was filed with the Commission pursuant
            to the Securities Act of 1933, as amended.....................................................   *
    4.6   By-Laws of New Hampshire Thrift Bancshares, Inc., incorporated by reference to the Registrant's Annual Report on Registrant's Statement on Form S-4
            (Registration No. 333-12645), which was filed with the Commission pursuant
            to the Securities Act of 1933, as amended.....................................................   *
    5.    Opinion of Thacher Proffitt & Wood, counsel for Registrant, as to the legality of the securities being registered............................................................
   23.1   Consent of Thacher Proffitt & Wood (included in Exhibit 5 hereof)...............................
   23.2   Consent of Shatswell MacLeod & Co...............................................................


    *     Incorporated by reference.